SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 25, 2012
Date of Report (date of earliest event reported)
AVISTAR COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware	000-31121	88-0463156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1875 S. Grant Street, 10th Floor, San Mateo, California 94402
(Address of principal executive offices)
(650) 525-3300
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 26, 2012, Avistar Communications Corporation (“Avistar”) issued a press release discussing its financial performance for the fourth quarter and the fiscal year ended December 31, 2011.  A copy of the press release is attached hereto as Exhibit 99.1.

The attached press release includes a discussion of “adjusted EBITDA”, a non-GAAP financial measure that Avistar defines as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation. Avistar believe adjusted EBITDA is relevant and useful information to its investors as this measure is an integral part of Avistar’s internal management reporting and planning process and is a primary measure used by Avistar management to evaluate the operating performance of Avistar’s business. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, Avistar’s definition of adjusted EBITDA may not be comparable to the definitions as reported by other companies. A reconciliation of this non-GAAP measure to GAAP can be found following the text of the press release.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Section 5 – Corporate Governance and Management

Item 5.02

(e) Compensatory Arrangements of Certain Officers

On January 25, 2012, the Compensation Committee of Avistar Communications Corporation approved the Avistar 2012 management by objectives bonus plan, or the 2012 MBO Bonus Plan.  Avistar’s executive officers and managers are expected to be eligible to participate in the 2012 MBO Bonus Plan.  The purpose of the Plan is to reward employees for contributions toward Avistar’s business objectives and to aid in retaining and motivating employees.  The total bonus pool and target revenue for fiscal 2012 will be either $750,000 and $17.5 million, respectively, or $1,000,000 and $19.2 million, respectively.  Any payouts under the 2012 MBO Bonus Plan will be subject to Avistar’s achievement of the 2012 revenue target at a 90% level or greater.  A participant’s payout will be a percentage of his or her base salary and will be based on Avistar’s performance and achievement of individual MBO targets.  Up to 100% of the 2012 MBO Bonus Plan will be paid if Avistar meets the revenue target and all individual MBO goals are met. The payout amounts range from $100,000 to $140,000 for Robert Kirk, Chief Executive Officer, and from $60,000 to $80,000 for other executive officers.   Payouts to eligible employees under the 2012 MBO Bonus Plan are expected to be paid 30 days after Avistar’s 2012 fiscal year-end earnings release. Subject to applicable laws, payments under the 2012 MBO Bonus Plan will only be made to eligible persons employed by Avistar at the time of payment.

On January 25, 2012, the Compensation Committee also approved an increase in the annual salary for Mr. Elias MurrayMetzger from $215,000 to $250,000, retroactive to January 1, 2012.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release of Avistar Communications Corporation dated January 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

Date: January 31, 2012	By:	/s/Elias MurrayMetzger
Elias MurrayMetzger
Chief Financial Officer, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Avistar Communications Corporation dated January 26, 2012.